Exhibit 10.1

                        COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT dated as of the 1st day of June 2010 (the "Agreement") is by and between Crisnic Fund SA, a Costa Rican Investment corporation (the "Investor"), and Competitive Technologies Inc., a corporation
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organized  and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company up to Two Million Shares (2,000,000) of the Company's common stock, par value $0.001 per share (the "Shares").
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                                   ARTICLE I.
                              Certain Definitions

     Section 1.1. "Closing" shall mean the purchase and sale of Common Stock pursuant to Section 2.2.

     Section 1.2. "Common Stock" shall mean the Company's registered common stock, par value $0.001 per share.

     Section 1.3. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.4. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.5. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement.

     Section 1.6. "Market Price" shall mean the volume weighted average price of the Company's Common Stock at the close of business on the Effective Date.

     Section 1.7. "Effective Date" shall be the first business day following the effectiveness of a registration statement filed by the Company with the SEC for the Shares and the Underwriter Fee Shares.

     Section 1.8. "FINRA" shall mean the Financial Industry Regulatory Authority, Inc. formally known as the National Association of Securities Dealers, Inc.

     Section 1.9. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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     Section 1.10.   "Principal Market" shall mean the Nasdaq National Market,
the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange Amex Equities Market, whichever is at the time the principal trading exchange or market for the Common Stock. The Company's current market is the NYSE Amex Equities Market.

     Section 1.11. "Purchase Price" shall be set at Eighty Five (85%) of the Market Price on the Effective Date.

     Section 1.12. "SEC" shall mean the United States Securities and Exchange Commission.

     Section 1.13. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.14. "SEC Documents" shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof.

     Section 1.15. "Trading Day" shall mean any day during which the placeStateNew York Stock Exchange shall be open for business.

     Section 1.16 "Transfer Day" shall mean the day Investor receives the amount of shares sold by the Company to the Investor pursuant to this agreement which is intended to be the first trading day after the Effective Date.

     Section 1.17. "Underwriter Fee Shares" shall mean 75,000 shares of the Company's Common Stock issued to the Investor as an underwriter fee.

                                   ARTICLE II


    2.1   Sale and Purchase

     Subject to the terms and conditions of this agreement the Company shall have the right but not the obligation to issue and sell to Investor, and Investor shall purchase, up to Two Million Shares (2,000,000) of the Company's common stock, par value $0.001 per share, at the Purchase Price.

   2.2   Closing

     On the Transfer Day, the Company shall deliver by DWAC transfer up to Two Million (2,000,000) Shares of the Common Stock registered in the name of the Investor. Fourteen (14) business days following the Transfer Day, the Investor shall deliver to the Company the amount of funds representing the Purchase Price by wire transfer (the "Payment Date"). To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance

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with Section 10.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Purchase Price.

     (a)  Company's Obligations Upon Closing.

          (i) The Company shall deliver to the Investor the shares of Common Stock in accordance with Section 2.2. The Shares shall be free of restrictive legends.

          (ii) The Company's Registration Statement with respect to the resale of the Shares and the Underwriter Fee Shares shall have been declared effective by the SEC;

          (iii) The Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Common Stock. The sale and issuance of said Common Stock shall be legally permitted by all laws and regulations to which the Company is subject;

          (iv) The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

          (v) The fees as set forth in Section 10.4 below shall have been paid or can be withheld as provided in Section 2.2; and

          (vi)  The Company's transfer agent shall be DWAC eligible.

     (b) Investor's Obligations Upon Closing. Upon receipt of the Shares referenced in Section 2.2 above and provided the Company is in compliance with its obligations in Section 2.2(a), the Investor shall deliver to the Company the amount of the Purchase Price by wire transfer on the Payment Date.


                                  ARTICLE III.
                   Representations and Warranties of Investor

     Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof

     Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the

Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

     Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

     Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

     Section 3.4. Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor's rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

     Section 3.5. Information. The Investor and its advisors (and its counsel), if any, have been furnished with the SEC Documents and any and all other materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

     Section 3.6. Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence

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and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-K for the year ended July 31, 2009; and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.


     Section 3.7. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

     Section 3.8. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act).

     Section 3.9. Trading Activities. The Investor's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed or traded.

     Section 3.10. Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

     Section 3.11. No Prior Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.


                                  ARTICLE IV.
                 Representations and Warranties of the Company


     Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

     Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, and the Registration Rights Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     Section 4.3. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 35,920 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"), of which 11,517,262 shares of Common Stock and 2,427 shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.
Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     Section 4.4. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement, as required under the Securities Act and any applicable state securities laws or by the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

     Section 4.5. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act. The Company has delivered to the Investor or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents.
As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 4.7. No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

     Section 4.8. Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

     Section 4.9. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their
respective businesses as now conducted.   The Company and its subsidiaries do
not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

     Section 4.10. Employee Relations. Except as set for in the SEC Documents, neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

     Section 4.11.     Environmental Laws.  The Company and its subsidiaries are
(i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

     Section 4.12. Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     Section 4.13. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

     Section 4.14. Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

     Section 4.15. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.16. No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

     Section 4.17. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

     Section 4.18. Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     Section 4.19. Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     Section 4.20. Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 4.21. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

     Section 4.22. Use of Proceeds. The Company shall use the net proceeds from this offering for general corporate purposes, including, without limitation, the payment of loans incurred by the Company. However, in no event shall the Company use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.

     Section 4.23. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market.

     Section 4.24. Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all permissible opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.


                                   ARTICLE V.
                                Indemnification


     The Investor and the Company represent to the other the following with respect to itself:

     Section 5.1.     Indemnification.

          (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

          (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

          (c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.


                                  ARTICLE VI.
                            Covenants of the Company

     Section 6.1. Listing of Common Stock. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market.

     Section 6.2. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

     Section 6.4. Transfer Agent Instructions. The Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends.

     Section 6.5. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.6. Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants.

     Section 6.7. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for or purchase the Common Stock, or pay anyone any compensation for soliciting purchases of the Common Stock.


                                  ARTICLE VII.
                           Covenants of the Investor

     Section 7.1. Short Sales. The Investor any of its agents, representatives or affiliates will not engage in or effect, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, provided however that the Investor may sell Shares which it is irrevocably bound to purchase after the Effective Date.

     Section 7.2. Sale Limitation. In the five (5) trading days after the Effective Date, none of the Investor, its agents, representatives or affiliates will sell any Shares with gross proceeds in the aggregate exceeding the Purchase Amount.

     Section 7.3. Floor Sales Price. Without the prior written consent of the Company, none of the Investor, its agents, representatives or affiliates will sell effect any sales of Shares acquired under this Agreement for less than the Floor Price. "Floor Price" means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

                                  ARTICLE VIII
                           Choice of Law/Jurisdiction


     Section 8.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York, and expressly consent to the jurisdiction and venue of the Company, sitting in Delaware, and the United States District Court Eastern District of New York, New York, NY for the adjudication of any civil action asserted pursuant to this paragraph.


     ARTICLE IX
                            Assignment; Termination


     Section 9.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

     Section 9.2.   Termination.

          (a) The obligations of the Investor shall terminate upon payment of the Purchase Price.

          (b) The obligation of the Investor to make a payment of the Purchase Price shall terminate permanently in the event that The Company fails to comply in all material aspects with Article IV or VI.


                                   ARTICLE X.
                                    Notices

     Section 10.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company, to:

     Competitive Technologies Inc.
     777 Commerce Drive
     Fairfield, Connecticut 06825
     Attention :  John Nano, President
     Telephone:   (203) 368-6044
     Facsimile:   (203)  368-5399

With a copy to:

     Cutler Law Group
     3355 W Alabama, Ste 1150
     Houston, TX 77098
     Attention:  M. Richard Cutler, Esq.
     Telephone:  (713) 888-0040
     Facsimile:  (800) 836-0714

If to the Investor(s):

     Crisnic Fund SA C/O
     Lexperts ConHotel Office Center
     Office 5 Sabana Norte San Jose, Costa Rica
     Attention:  Anthony Gentile
     Portfolio Manager
     Telephone:  (506) -2282 7352
     Facsimile:   (506) 2291-4952
     Attention:  Anthony Gentile

With a Copy to:     (which will not constitute notice)

     Anslow & Jaclin, LLP
     195 Route 9 South 2nd Floor
     Manalpan, New Jersey 07726
     Attention: Gregg E. Jaclin
     Telephone:  (732) 409-1212
     Facsimile    (732) 577-1188

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                                  ARTICLE XI.
                                 Miscellaneous


     Section 11.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

     Section 11.2. Entire Agreement; Amendments. This Agreement together with the Registration Rights Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      Section 10.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 10.4. Fees and Expenses. The Company hereby agrees to pay the following fees:

          (a) Expense Reimbursement Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay an Expense Reimbursement Fee of Ten Thousand Dollars ($10,000.00) to the Investor.

          (b) Company shall issue to Investor Seventy Five Thousand shares (75,000) of Common Stock on the Transfer Date (the "Underwriter Fee Shares").

     Section 10.5. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


     COMPANY:
     Competitive Technologies Inc..

     By:  \s\ John B. Nano
          ----------------
          John B. Nano, President


     INVESTOR:
     Crisnic Fund SA

     By:  \s\ Anthony Gentile
          -------------------
          Anthony Gentile, Portfolio Manager